Exhibit 99.1

December 16, 2024

Re: Strategic Student & Senior Housing Trust, Inc. (“SSSHT” or the “Company”)

Third Quarter 2024 Letter to Stockholders and Distribution Notice

Dear Stockholder,

As a result of the sale of our Fayetteville student housing property in July 2024, the Company was able to significantly reduce debt obligations, increase liquidity, and pay a $3.2M distribution from the net sale proceeds. This distribution equates to approximately $0.24 per share and will be paid in cash to stockholders the week of December 16, 2024.

Below is a summary of our senior housing property operating results comparing the third quarter 2024 to the third quarter 2023:

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Property revenues: increased approximately $0.6M.
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Property operating expenses: increased approximately $0.3M.
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Property net operating income: increased approximately $0.3M.

As of September 30, 2024, senior housing occupancies were approximately 91%, as compared to approximately 92% as of June 30, 2024.

The Company’s business plan for 2025 is as follows:

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Improve operational efficiencies at each of our senior housing properties by continuing to grow top line revenues while managing our expenses to budget without sacrificing senior resident customer service.
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From our reserves, strategically invest in capital projects at our Utah communities to keep them market competitive. The design planning is now underway.
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Continue to challenge our senior housing operators and hold them accountable for operational excellence and improved bottom line results.
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Improve our net operating income at each senior housing community until the senior housing capital markets recover.

Update on Goals for 2024

We continue to meet our goals set forth in my 2024 Annual Stockholder letter:

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Extend our bridge loan with KeyBank (completed March 2024).
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Refinance our Fayetteville student housing property (completed April 2024).
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Pay off our KeyBank bridge loan and Fayetteville first mortgage through the sale of our Fayetteville student housing property (completed July 2024).
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Pay our stockholders a cash distribution from a portion of the net sale proceeds from the sale of our Fayetteville student housing property (to be paid the week of December 16, 2024).
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Hold our senior housing operators accountable for increased revenues and improved expense efficiencies (ongoing).
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Continue to analyze ways to optimize stockholder value, including but not limited to, potentially selling, recapitalizing or repositioning our senior housing properties (ongoing).

Our emphasis has been and will continue to be on improving the financial performance at each of our senior housing properties. I would like to thank you for your continued trust and support as we work towards our goals in anticipation of the strengthening of the senior housing capital markets.

Sincerely,

John Strockis CEO and President

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com

Certain statements contained in this letter, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words. Such statements include, in particular, statements about our plans, strategies, and prospects and, in this letter, include our statements about expectations as to vaccination rates, resulting increased leads, tours and move-ins, student housing decisions and the pace of our expected recovery, all of which are subject to certain risks and uncertainties, including known and unknown risks, and are based on a number of assumptions which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We cannot guarantee the accuracy of any such forward-looking statements contained in this letter, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The risks, uncertainties, assumptions and other factors that could cause such forward-looking statements not to come to fruition include, among other things, future economic, competitive, and market conditions, including without limitation changes in the political and economic climate, economic conditions and fiscal imbalances in the United States and in the markets in which we operate, and other major developments, including wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks. The occurrence or severity of any such event or circumstance is difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations and provide distributions to stockholders, and our ability to find suitable investment properties, may be significantly hindered. These risk and uncertainties that could cause forward-looking statements not to come to fruition also include those items that we identify as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, our quarterly reports on Form 10-Q and other reports that we file from time to time with the Securities and Exchange Commission.

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com